UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.____)


Filed by the Registrant  [X]    Filed by a Party other than the Registrant  [  ]
Check the appropriate box:
[X]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12


                              IDIAL NETWORKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transaction applies:_____

      2)  Aggregate number of securities to which transaction applies:________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):__________________


      4)  Proposed maximum aggregate value of transaction:___________

      5)  Total fee paid:____________

[ ]       Fee paid previously with preliminary materials.

[ ]       Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:______________________

      2) Form, Schedule or Registration Statement No.:__________________

      3) Filing Party:_________________________

      4) Date Filed:___________________________

                              IDIAL NETWORKS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              To Be Held ON *, 2003

TO THE SHAREHOLERS OF IDIAL NETWORKS,INC.:

     You are cordially invited to attend the Annual Meeting of Shareholders of iDial Networks, Inc. (the "Company"), which will be held at * , on * , at * a.m., to consider and act upon the following matters:

     (1) To elect a board of three directors to hold office until the 2004 Annual Meeting of Shareholders and until their successors are elected and qualified;

     (2) To approve an amendment to our Articles of Incorporation to increase the number of our authorized shares from 530,000,000 (500,000,000 of common stock and 30,000,000 of preferred stock) to 2,530,000,000 (2,500,000,000 of common stock and 30,000,000 of preferred stock);

     (3) To ratify the selection of Ehrhardt, Keefe, Steiner & Hottman, P.C. as our auditors for the fiscal year ending December 31, 2003; and

     (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed *, 2003 as the record date for this Annual Meeting. Only shareholders of record at the close of business *, 2003 will be entitled to notice of and to vote at this Annual Meeting and at any adjournments thereof.

You may vote your shares by:

     o marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope;

     o dialing the toll free number on the enclosed proxy card and casting your vote in accordance with the instructions given to you on the telephone; or

     o casting your vote via the Internet at the website shown on the enclosed proxy card.

You may also vote in person at the annual meeting, even if you use one of the three options listed above.

We have enclosed with this Notice of Annual Meeting, a proxy statement, a form of proxy and a copy of our annual report to stockholders. Our annual report is not a part of this proxy statement.

                               By Order of the Board of Directors


                               Mark T. Wood
                               Chairman of the Board and Chief Executive Officer

2204 Timberloch Place
The Woodlands, Texas 77380
(281) 465-3100
* , 2003

                              IDIAL NETWORKS, INC.
                              2204 Timberloch Place
                           The Woodlands, Texas 77380
                                ----------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON *

General

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of iDial Networks, Inc., a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at * , on *, 2003 , at * a.m., and at any and all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. This Proxy Statement and the accompanying Proxy will be mailed on or about * , 2003 to all shareholders entitled to vote at the Annual Meeting.

Voting by Proxy

You may vote your shares by:

     o VOTING BY MAIL. You may vote by mail by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope. A pre-addressed, postage-paid envelope is provided for this purpose.

     o VOTING BY TELEPHONE. You may vote by telephone by dialing the toll free number on the enclosed proxy card and casting your vote in accordance with the instructions given to you on the telephone. Telephone voting is available 24 hours a day. If you vote by telephone you should not return your proxy card.

     o VOTING VIA THE INTERNET. You may vote via the Internet by visiting the website shown on the enclosed proxy card. Internet voting is also available 24 hours a day. If you vote via the Internet you should not return your proxy card.

If you return your signed proxy card or vote by phone or the Internet before the annual meeting, we will vote your shares as you direct. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees or
(3) all of the nominees except those you designate. For each other item of business, you may vote "FOR" or "AGAINST" or you may "ABSTAIN" from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them:

     o    "FOR" the election of all of our nominees for directors;

     o "FOR" the amendment to our Articles of Incorporation to increase the number of our authorized shares from 530,000,000 (500,000,000 of common stock and 30,000,000 of preferred stock) to 2,530,000,000 (2,500,000,000 of common stock and 30,000,000 of preferred stock); and

     o "FOR" the ratification of Ehrhardt, Keefe, Steiner & Hottman, P.C. as our auditors for the fiscal year ending December 31, 2003.

If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

Solicitation of Proxies

          We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy materials. The original solicitation of Proxies by mail may be supplemented by, solicitation in person, by mail, by telephone, by facsimile, or by telegram, by our regularly employed officers and employees. Our officers and employees will not receive any additional compensation for soliciting proxies.

Voting Rights and Outstanding Shares

          The Board of Directors has fixed the close of business on *, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the record date,
* shares of our common stock, $.005 par value, were issued and outstanding. You are entitled to one vote for each share of common stock you hold. Except as described herein, no preemptive, subscription, or conversion rights pertain to the common stock and no redemption or sinking fund provisions exist for the benefit thereof.

          The representation, in person or by proxy, of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. All Proxies that are returned will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on, except as noted below. An abstention from voting or a broker non-vote will be used for the purpose of establishing a quorum, but will not be counted in the voting process. All Proxies that are properly completed, signed and returned to the Company before the Annual Meeting, and that have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed.

          The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve proposals 1 and 3. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote is necessary to approve proposal 2. As of the record date, our officers and directors held of record or beneficially * shares (not including options to buy
* shares that are currently exercisable at prices above the market price of the shares) or * % of our issued and outstanding common stock. Our officers and directors have indicated their intention to vote "for" each of the proposals described in this Proxy Statement.

Revocation of Proxies

          You may revoke your Proxy at any time before it is voted either by filing with the Secretary of the Company, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and expressing a desire to vote your shares in person. Our principal executive offices are located at 2204 Timberloch Place, The Woodlands, Texas 77380.

Dissenter's Right of Appraisal

No action will be taken in connection with the proposals by our board of directors or the voting shareholders for which Nevada law, our articles of incorporation or bylaws provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder's shares.

Shareholder Proposals

          The deadline for submitting a shareholder proposal for inclusion in our proxy statement and form of proxy for the 2004 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act") is June 15, 2004. The deadline for submitting a shareholder proposal that is not to be included in such proxy statement and proxy is also June 15, 2004. If a shareholder proposal is received after June 15, 2004, we may vote in our discretion as to that proposal all of the shares for which we have received proxies for the 2004 Annual Meeting of Shareholders.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

          In accordance with our bylaws, the Board of Directors has fixed the number of our directors at three. All three directors are to be elected at the Annual Meeting, to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. The Board of Directors proposes the election of the nominees named below, each of whom is currently a member of our Board of Directors previously elected by shareholders. There is no cumulative voting for the election of directors.

          Unless authorization to do so is withheld, proxies received will be voted FOR the three nominees named below. If any nominee should become unavailable for election before the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the present Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH NOMINEE AS A DIRECTOR OF THE COMPANY.

          The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

   Name                Age     Position and Offices Held With the Company
   ----                ---     ------------------------------------------
   Mark T. Wood         43     Chairman of the Board and Chief Executive Officer
   Daniyel Erdburg      25     Director
   Thomas Seifert       32     Director  and Chief Financial Officer


          Officers are elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders and hold office until their respective successors are duly elected and qualified. There are no family relationships between any of our officers or directors.



Principal Occupations of Each Director

          Mark T. Wood, Chairman of the Board and CEO. Prior to joining our company in December 1999, Mr. Wood held several executive positions at international telecommunications companies, which included Vice President and General Manager of Loxcomm America, Inc., Chief Operating Officer of WorldQuest Networks and Vice President of International Sales at Intellical, Inc.

          Thomas G. Seifert, Director and CFO. Mr. Seifert is a graduate of Colorado State University and graduated with a Bachelors of Science in Finance with a minor in Accounting. Mr. Seifert has worked as the controller for Integrated Telephony Products, Inc., as well as controller for Mountain Vacations, Inc. and assisted with the sale of each company to a publicly trading company. He was also a co-founder of 2Sendit.com, Inc.

          Daniyel Erdburg, Director. From 1998 through 2000, Mr. Erdburg was employed as an inventory control manager by Tempest Engineering Inc., which is a family owned nautical engineering company. In January 2001, Mr. Erdburg founded GBLK COMMUNICATIONS LLC, where he served as its President until its assets were purchased by the Company in February 2003. Mr. Erdburg graduated from Florida International University in August 2000 with a Bachelors of Business Adminstration.


Meetings

          The Board of Directors has one regularly scheduled meeting each year, immediately after and at the same place as the annual meeting of shareholders. Additional meetings may be called as the need arises. During the 2002 fiscal year, the Board of Directors held four meetings. All of the members of the Board of Directors were present at each meeting.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table sets forth certain information regarding the compensation of our executive officers:

                                     Annual Compensation                          Long Term Compensation
                                  -------------------------------------------------------------------------
                                                                               Securities
                                                       Other                   Underlying
                                                       Annual      Restricted    Options      LTIP      All Other
   Name & Principal                                 Compensation     Stock         SARs      Payouts   Compensation
      Position         Year    Salary($) Bonus($)       ($)          Awards(#)     (#)         ($)         ($)
---------------------- ------ ---------- --------- --------------- ------------ ----------- ---------- -------------
Mark T. Wood, CEO      2002   $96,000    $50,000         0                 0           0        0           0
                       2001         0          0         0         2,500,000           0        0           0
                       2000         0          0         0         1,176,000           0        0           0

---------------------- ------ ---------- --------- --------------- ------------ ----------- ---------- -------------
Thomas Seifert, CFO    2002   $96,000    $50,000         0                 0           0        0           0
                       2001         0          0         0                 0           0        0           0
                       2000         0          0         0         1,750,000           0        0           0

---------------------- ------ ---------- --------- --------------- ------------ ----------- ---------- -------------
Klaus Scholz, VP of    2002   $84,000          0         0                 0           0        0           0
retail sales           2001         0          0         0         1,000,000           0        0           0
                       2000         0          0         0                 0           0        0           0


Edward J. Janusz, COO  2002   $69,000    $50,000         0         5,000,000           0        0           0
                       2001         0          0         0                 0           0        0           0
                       2000         0          0         0                 0           0        0           0

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information on the ownership of our common stock as of July 1, 2003 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Each person's address is c/o IDial Networks, Inc., 2204 Timberloch Place, The Woodlands, Texas 77380.

                                                                               Shares Beneficially Owned
Name & Address of Beneficial Owner                                             Number            Percent*
------------------------------------------------------------------------ ------------------- ------------------
Mark T. Wood, Chairman and CEO                                               23,100,000            8.16%

Klaus Scholz, Director and COO                                                6,540,000            2.44%

Thomas G. Seifert, CFO                                                        5,713,204            2.13%

Edward J. Janusz, Director                                                     7,600,00            2.83%

Total securities held by officers and directors as a group (4 people)        42,953,204           16.02%

* Percentage based on 268,186,976 shares of common stock outstanding.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

          To our knowledge, based solely on a review of copies of reports furnished to us and certain written representations, during the fiscal year ended December 31, 2002 and prior fiscal years ended December 31, all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into the following related transactions with our directors, officers, or affiliates:

     o Mark Wood, our Chairman of the Board, loaned our company a total of $1,447,060 in various loans from December 31, 1999 through December 2002. The loans bear interest at the rate of 7% per annum and are due and payable on the earlier of February 6, 2004 or certain investors converting all of their convertible debentures. The loan is convertible into shares of common stock of the Company at a 50% discount to the current market price, however, the Company may not convert until six (6) months after certain investors no longer hold secured convertible debentures of the Company.

                                   PROPOSAL 2
    APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE NUMBER OF
       AUTHORIZED SHARES FROM 530,000,000 (500,000,000 of common stock and 30,000,000 of preferred stock) to 2,530,000,000 (2,500,000,000 of common stock and 30,000,000 of preferred stock)

          On July 23, 2003, the Board of Directors authorized an amendment to our Articles of Incorporation to increase the number of our authorized shares. Subject to shareholder approval, Article IV would be amended to read as follows and would be filed with the Nevada Secretary of State:

               Capital Stock. The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.005. The second class of stock shall be Preferred Stock, par value $0.005. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

          The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

          Class             Par Value                 Authorized Shares          Total
          -----             ---------                 -----------------          -----
          Common            $0.005                    2,500,000,000          $12,500,000
          Preferred         $0.005                       30,000,000              150,000
                                                      ----------------      ----------------

          Totals:                                     2,530,000,000          $12,650,000

          As of the Record Date, a total of * shares of the Company's currently authorized 500,000,000 shares of Common Stock are issued and outstanding. The increase in authorized common stock will be used for issuance of common stock underlying convertible debentures that may be converted into an estimated 211,675,650 shares of common stock at current market prices. The increase in authorized common stock will also be used for issuance of common stock underlying outstanding warrants to purchase an estimated 3,750,000 shares of common stock. The number of shares of common stock issuable upon conversion of the outstanding convertible debentures, or the convertible debentures that we are committed to issue, may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

          As of July 31, 2003, $266,702 principal amount of secured convertible debentures were issued and outstanding pursuant to the Securities Purchase Agreement dated February 6, 2003 and $500,000 principal amount of secured convertible debentures were issued and outstanding pursuant to the Securities Purchase Agreement dated May 9, 2003. The debentures are convertible into such number of shares of common stock as is determined by dividing the principal amount thereof by the then current conversion price. If converted on July 31, 2003, our outstanding debentures would have been convertible into approximately 425,945,556 shares of common stock, but this number of shares could prove to be significantly greater in the event of a decrease in the trading price of the common stock. Common stockholders could therefore experience substantial dilution of their investment upon conversion of the debentures.

          The convertible debentures are convertible into shares of our common stock at a 60% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the debenture holders convert and sell material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The debenture holders could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

          The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the debenture holders may ultimately convert and sell the full amount issuable on conversion. Although the debenture holders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the debenture holders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the debenture holders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

          Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

          o    February 2003 Securities Purchase Agreement

          To obtain funding for its ongoing operations the Company entered into a Securities Purchase Agreement on February 6, 2003 for the sale of
          (i) $750,000 in convertible debentures and (ii) warrants to buy 2,250,000 shares of our common stock. The debentures will be considered to be in default if sales of the underlying common stock cannot be made under a registration statement, for any reason, for a period of 20 consecutive days.

          The debentures issued pursuant to the February 2003 Securities Purchase Agreements bear interest at 12%, mature one year from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.50 or (ii) 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the convertible debentures are due upon default under the terms of the convertible debentures. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.05 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

          o    May 2003 Securities Purchase Agreement

          Due to our continued need for funding, on May 9, 2003, we entered into a Securities Purchase Agreement with unrelated investors, which provides the investors with the ability to invest up to $3,000,000 in our company. In exchange for such investment, the investors receive a convertible debenture and three warrants for every dollar invested. This funds obtained under the May 2003 Securities Purchase Agreement are being used to fund current obligations and revenue expansion. As of the date hereof, $500,000 principal amount of secured convertible debentures and 1,500,000 warrants were issued and outstanding pursuant to the May 2003 Securities Purchase Agreement.

          The debentures issued pursuant to the May 2003 Securities Purchase Agreements bear interest at 12%, mature one year from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.01 or (ii) 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the convertible debentures are due upon default under the terms of convertible debentures. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.01 per share. We have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. In addition, upon termination of this private placement, we are obligated to file a registration statement covering the resale of the shares of common stock underlying the debentures and obtain effectiveness of such registration statement within 90 days from the date of filing. If we are unable to obtain such effectiveness, the debentures will be considered to be in default.

The following are the risks associated with entering into the Securities Purchase Agreement:

There Are a Large Number of Shares Underlying Our Convertible Debentures and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

          As of July 31, 2003, we had 303,157,731 shares of common stock issued and outstanding and convertible debentures outstanding under the Securities Purchase Agreement dated February 6, 2003 that may be converted into an estimated 148,167,778 shares of common stock at current market prices. In addition, we also have outstanding warrants issued under the Securities Purchase Agreement dated February 6, 2003 to purchase 2,250,000 shares of common stock. Further, pursuant to the Securities Purchase Agreement dated May 9, 2003, we have convertible debentures outstanding that may be converted into an estimated 277,777,778 shares of common stock at current market prices and warrants to purchase 1,500,000 shares of common stock. The number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Continuously Adjustable Conversion Price Feature of Our Convertible Debentures Could Require Us to Issue a Substantially Greater Number of Shares, Which Will Cause Dilution to Our Existing Stockholders.

          As of July 31, 2003, $266,702 principal amount of secured convertible debentures were issued and outstanding pursuant to the Securities Purchase Agreement dated February 6, 2003 and $500,000 principal amount of secured convertible debentures were issued and outstanding pursuant to the Securities Purchase Agreement dated May 9, 2003. The debentures are convertible into such number of shares of common stock as is determined by dividing the principal amount thereof by the then current conversion price. If converted on July 31, 2003, our outstanding debentures would have been convertible into approximately 425,945,556 shares of common stock, but this number of shares could prove to be significantly greater in the event of a decrease in the trading price of the common stock.

          Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures outstanding in the amount of $766,702 (excluding accrued interest), based on market prices 25%, 50% and 75% below the current market price, as of July 31, 2003 of $0.0045.

                                                 Number                    % of
% Below             Price Per                  With Discount             of Shares                      Outstanding
Market                 Share                     at 60%                  Issuable                         Stock
-------------        -------------             -------------            -------------                  -------------
25%                   $.0034                     $.0014                  597,927,407                      65.20%
50%                   $.0023                     $.0009                  851,891,111                      73.75%
75%                   $.0011                     $.0005                1,703,782,222                      84.89%

          As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. In the event that the market price of our shares substantially decreases below the current market price, we may not have an adequate number of shares of common stock to support the conversion of all of our convertible debentures.

          As of July 1, 2003, warrants to purchase 3,750,000 shares of common stock issued to the purchasers of the debentures were outstanding. These warrants are exercisable over the next five years at a price equal to $.05 per share with respect to the warrants issued pursuant to the February 2003 Securities Purchase Agreement and $.01 per share with respect to the warrants issued pursuant to the May 2003 Securities Purchase Agreement, which price may be adjusted from time to time under certain antidilution provisions.

          As of July 31, 2003, 166,666 shares of common stock were reserved for issuance upon exercise of our outstanding warrants and options other than those issued in connection with the debentures.

The Continuously Adjustable Conversion Price feature of our Convertible Debentures May Encourage Investors to Make Short Sales in Our Common Stock, Which Could Have a Depressive Effect on the Price of Our Common Stock.

          The convertible debentures are convertible into shares of our common stock at a 60% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance of Shares Upon Conversion of the Convertible Debentures and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

          The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

The Issuance of Convertible Debentures with In-the-Money Conversion Features and Warrants will Result in Significant Future Charges to our Statement of Operations

          Our current convertible debentures, which are convertible at a discount of 60% discount from the market price of our common stock, require us to value the conversion feature and record this amount as a discount on the debentures. This discount is amortizable to operations as non-cash interest charges over the periods up to which the debentures or portions of the debentures can be first converted. Warrants issued in connection with our convertible debentures are recorded at fair value as a discount on the debentures and amortized to operations as non-cash interest charges over the life of the debentures. Collectively, these discounts can equal the face amount of the debentures resulting in significant non-cash interest charges being amortized to our future statements of operations. As we may issue future convertible debentures under similar terms additional significant non-cash interest charges will also be charged to our future statements of operations. These charges will have a negative impact on our future results of operations.

If We Are Required for any Reason to Repay Our Outstanding Convertible Debentures, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Convertible Debentures, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

          In February 2003, we entered into a Securities Purchase Agreement for the sale of an aggregate of $750,000 principal amount of convertible debentures. Further, in May 2003, we entered into a Securities Purchase Agreement for the sale of an aggregate of $3,000,000 principal amount of convertible debentures, which such debentures are issuable within the sole discretion of the investors. There is no guarantee that the investors will request that such debentures are issued. As of the date hereof, there are $266,702 and $500,000 in debentures currently outstanding pursuant to the February 2003 and May 2003 Securities Purchase Agreement, respectively. The convertible debentures are due and payable, with 12% interest, one year from the date of issuance, unless sooner converted into shares of our common stock. Any event of default as described in the convertible debentures could require the early repayment of the convertible debentures, including a default interest rate of 15% on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

          Shareholder approval of the amendment to our Articles of Incorporation would mean that we would have more shares of common stock available for issuance. Shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing shareholders.

          Unless the Company's shareholders approve an amendment to its certificate of incorporation to increase the number of authorized shares of common stock from 500,000,000 to 2,500,000,000 through this Proposal 2, the Company will be unable to perform its obligations under the agreements described in Proposal 2 and will be in default pursuant to the terms of those agreements. Management of the Company believes that it is highly likely that such default will require the Company to substantially curtail or cease its operations, and may result in a total loss of your investment in the Company.

          The Board of Directors unanimously recommends that you vote "FOR" Proposal 2.

                                   PROPOSAL 3
                      RATIFICATION OF SELECTION OF AUDITORS

          Our independent auditors for the year ended December 31, 2002 were Ehrhardt, Keefe, Steiner & Hottman, P.C. independent public accountants. The Board of Directors has also selected Ehrhardt, Keefe, Steiner & Hottman, P.C. to serve as our auditors for the fiscal year ending December 31, 2003. Representatives of Ehrhardt, Keefe, Steiner & Hottman, P.C. are not expected to be present at the Annual Meeting.

Audit Fees

          The aggregate fees paid to Ehrhardt, Keefe, Steiner & Hottman, P.C. for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2002 and review of the financial statements included in our Form 10-QSBs for the fiscal year totaled $63,291.03.

Financial Information Systems Design and Implementation Fees

          During the fiscal year ended December 31, 2002, no fees were billed for professional services related to financial information systems design and implementation by Ehrhardt, Keefe, Steiner & Hottman, P.C.

 All Other Fees

          During the fiscal year ended December 31, 2002, no fees were paid to Ehrhardt, Keefe, Steiner & Hottman, P.C., other than for audit services described above.

          The Board of Directors unanimously recommends that you vote "FOR" Proposal 3.

                                  ANNUAL REPORT

          Our Annual  Report on Form 10-KSB for the fiscal  year ended  December
31, 2002, as filed with the SEC, excluding exhibits, is being mailed to shareholders with this Proxy Statement. We will furnish any exhibit to our

Annual Report on Form 10-KSB free of charge to any shareholder upon written request to the Company at 2204 Timberloch Place, The Woodlands, Texas 77380. The Annual Report is not incorporated in, and is not a part of, this Proxy Statement and is not proxy-soliciting material. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

                                  OTHER MATTERS

          The Board of Directors does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying Proxy will have discretionary authority to vote all proxies in accordance with their best judgment with respect to such matters.


Woodlands, Texas                        By Order of the Board of Directors
* , 2003

EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              IDIAL NETWORKS, INC.

          IDial Networks, Inc., (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation, in lieu of meeting by consent, adopted the following resolution:

          "RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article FOUR of the Certificate of Incorporation be amended to read as follows:

          RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article IV of the Certificate of Incorporation be superceded and replaced as follows:

               Capital Stock. The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.005. The second class of stock shall be Preferred Stock, par value $0.005. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class                Par Value                Authorized Shares                Total
----------------- -----------------           -----------------         -----------------
Common                $0.005                    2,500,000,000              $12,500,000
Preferred             $0.005                       30,000,000                  150,000
                                              -----------------         -----------------

Totals:                                         2,530,000,000              $12,650,000

RESOLVED, that the appropriate corporate officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Corporation to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability."

          SECOND: That the aforesaid amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of
Section 78.320 of the General Corporation Law of the State of Nevada.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 23rd day of July 2003.



                                          By:___________________________
                                          Name:    Mark T. Wood
                                          Title:   Chief Executive Officer

                                 [Form of Proxy]

                              iDIAL NETWORKS, INC.
                              2204 Timberloch Place
                           The Woodlands, Texas 77380

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


          The undersigned, as a shareholder of common stock of IDial Networks, Inc., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement and the notice of the shareholders meeting to be held on * , at
* a.m., at _______________, and hereby further revokes all previous proxies and appoints Mark T. Wood as proxy of the undersigned at said meeting and any adjournments thereof with the same effect as if the undersigned were present and voting the shares.

(1) For the election of the following persons as directors of the Company to hold office until the 2004 Annual Meeting of Shareholders and until their respective successors are elected and qualified:

                                  Mark T. Wood
                                Thomas G. Seifert
                                 Daniyel Erdburg

  [ ]   AUTHORITY GRANTED to vote for       [ ]   AUTHORITY WITHHELD to vote for
        nominees listed above, except as          all nominees listed above.
        indicated to the contrary below.


     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

                   -------------------------------------------


(2) To approve an amendment to our Articles of Incorporation to increase the number of our authorized shares from from 530,000,000 (500,000,000 of common stock and 30,000,000 of preferred stock) to 2,530,000,000 (2,500,000,000 of common stock and 30,000,000 of preferred stock).

[ ] FOR               [ ] AGAINST                             [ ] ABSTAIN


(3) The ratification of the selection of Ehrhardt, Keefe, Steiner & Hottman, P.C., as the Company's auditors for the fiscal year ending December 31, 2003.

[ ] FOR               [ ] AGAINST                             [ ] ABSTAIN

The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified, this proxy will be voted for the election of the Board nominees and for proposals (2) and (3). If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Meeting and an Annual Report to Stockholders for fiscal year ended December 31, 2002.

NOTE: PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) HEREON AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS AN EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS CORPORATION,

PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN.

The shares represented by this proxy will be voted as you have indicated above. If no indication has been made, the shares represented by this proxy will be voted for the above nominees and in favor of such proposals, and as said proxy deems advisable on such other business as may properly come before this meeting.

                    Dated:  __________________________, 2003


                    _____________________________________________________
                         (Signature)

                    _____________________________________________________
                         (Signature of joint owner or additional trustee)

                    Sign exactly as your name appears on your share certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by president or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.